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                                  EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT ACCOUNTANTS



We consent to the reference to our firm in the Registration Statement (Form S-8 No. 333-xxxxx) pertaining to the 2000 Non-Officer Stock Incentive Plan of The Knot, Inc. and to the incorporation by reference therein of our reports dated February 14, 2000, with respect to the consolidated financial statements of The Knot, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1999 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission on March 29, 2000.
                                           /s/ Ernst & Young LLP
                                           -------------------------
                                           ERNST & YOUNG LLP

New York, New York
July 20, 2000